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                                                                    Exhibit 99.2

                                  FORM OF PROXY

                              NCS HEALTHCARE, INC.
                         PROXY FOR CLASS A COMMON STOCK
                   SPECIAL MEETING OF STOCKHOLDERS - [ ], 2002

           This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby appoints (i) JON H. OUTCALT, KEVIN B. SHAW, and GERALD D. STETHEM, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Class A Common Stock of NCS HealthCare, Inc. that the undersigned shall be entitled to vote at the NCS Special Meeting of Stockholders, to be held at [ ], Cleveland, Ohio, on [ ], at [ ] local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Class A Common Stock of NCS represented by this Proxy as follows, with the understanding that if no directions are given below, said shares will be voted "FOR" the adoption of the Agreement and Plan of Merger, dated as of July 28, 2002, among NCS, Genesis Health Ventures, Inc., a Pennsylvania corporation, and Geneva Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Genesis.

         1.  Adoption of the Agreement and Plan of Merger

         [ ]  FOR adoption of the Agreement and Plan of Merger

         [ ]  AGAINST adoption of the Agreement and Plan of Merger

                 (Continued and to be signed on the other side)


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                       (proxy - continued from other side)


         2. In their discretion to act on any other matter or matters which may properly come before the meeting.


         Please date, sign and return promptly in the accompanying envelope.


Dated:     _____________________

________________________________


Your signature to this Proxy form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

          The Board of Directors recommends you vote "FOR" the adoption of the Agreement and Plan of Merger.